Exhibit 10.1

AMENDMENT NO. 3 TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of August 28, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between Everest Consolidator Acquisition Corporation (the “Company”) and Equiniti Trust Company, LLC, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 23, 2021 (the “Initial Trust Agreement”);

WHEREAS, the Company and the Trustee entered into the Amendment to the Initial Trust Agreement, dated as of August 24, 2023 (the “First Amendment”);

WHEREAS, the Company and the Trustee entered into the Second Amendment to the Initial Trust Agreement, dated as of February 26, 2024 (the “Second Amendment” and, the Initial Trust Agreement, as amended by the First Amendment and the Second Amendment, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a Special Meeting of stockholders of the Company held on August 28, 2024, the Company stockholders approved a proposal to amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation to provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination up to an additional three (3) times for one (1) month each time, from August 28, 2024 to November 23, 2024; and

WHEREAS, on the date hereof, the Company is filing the Extension Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

The Trust Agreement is hereby amended as follows:

1.   Preamble. The text below hereby replaces the fifth WHEREAS clause in the preamble of the Trust Agreement:

“WHEREAS, if a Business Combination (as defined below) is not consummated by August 28, 2024, 33 months following the closing of the Offering, the board of directors of the Company (the “Board”) may extend such period by three (3) one-month periods, up to a maximum of 36 months in the aggregate following the closing of the Offering, by depositing the lesser of (a) $150,000 and (b) $0.030 per share issued at the Offering that have not been redeemed into the Trust Account no later than August 28, 2024 (the 33-month anniversary of the Offering, and each succeeding one-month anniversary through and up to November 23, 2024 (each, an “Applicable Deadline”); and”

2.   Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i)  Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the board of directors of the Company or other authorized officer of the Company and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 33-month anniversary of the closing of the Offering or, in the event that the Company extended the time to complete the Business Combination for up to 36-months from the closing of the Offering but has not completed the Business Combination within the applicable monthly anniversary of the Closing, (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

EQUINITI TRUST COMPANY, LLC, AS TRUSTEE

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name: Adam Dooley
Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to IMTA]